Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-128790) pertaining to the Ameriprise Financial 401(k) Plan of our report dated June 20, 2006, with respect to the financial statements and schedules of the Ameriprise Financial 401(k) Plan included in this Annual Report on Form 11-K for the period ended December 31, 2005.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 20, 2006

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